Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

GEOSPACE TECHNOLOGIES CORPORATION REPORTS PROFITABLE THIRD QUARTER

AND NINE-MONTH 2025 EARNINGS

Houston, Texas – August 7, 2025 – Geospace Technologies Corporation (NASDAQ: GEOS) (“the “Company") today announced results for its third quarter ended June 30, 2025. For the three-months ended June 30, 2025, Geospace reported revenue of $24.8 million, compared to revenue of $25.8 million for the comparable year-ago quarter. Net income for the three-months ended June 30, 2025, was $0.8 million, or $0.06 per diluted share, compared to a net loss of ($2.1) million, or $(0.16) per diluted share, for the quarter ended June 30, 2024.

For the nine-months ended June 30, 2025, Geospace reported revenue of $80.1 million compared to revenue of $100.2 million for the comparable year-ago period. Net loss for the nine-months ended June 30, 2025, was ($0.7) million, or $(0.05) per diluted share, compared to net income of $6.3 million, or $0.47 per diluted share, for the nine-months ended June 30, 2024.

Management’s Comments

Richard “Rich” Kelley, Chief Executive Officer and President of Geospace Technologies, said, “Strategic accomplishments defined our third quarter laying the foundation to further our revenue and profitability goals. Our Energy Solutions team won a sizeable contract to supply nearly 500km of the OptoSeis® Permanent Reservoir Monitoring (PRM) system covering 140 sq km of seabed area of Mero, located off the coast of Rio de Janeiro, Brazil. Additionally, Energy Solutions achieved its first sale of the newly released Pioneer™, an ultralight land node for seismic surveys, to a global engineering and professional services firm based in Canada. The delivery of the Pioneer system will occur before the end of the fiscal year. Additionally, we recorded the sale of assets associated with our streamer recovery device product line to Seis Gear, Inc. in June.

Building off this success, we invested in the growth of our Intelligent Industrial segment this quarter with the recently announced acquisition of Heartbeat Detector®, a security technology developed by the United States Department of Energy’s Oak Ridge National Laboratory (ORNL). This advanced system is designed to detect the presence of concealed humans in vehicles of any size. We intend to offer the Heartbeat Detector® on a subscription basis, aligning with our strategy to grow recurring revenue streams. As we increase the emphasis on our security and defense product portfolio, we have engaged former U.S. Border Patrol Chief Carla Provost to educate fellow national and homeland security professionals and accelerate end-user adoption of our advanced analytics and sensing solutions for border and perimeter security applications.

We continue to generate strong organic growth in our Smart Water segment where our Hydroconn® universal AMI connectors remain a reliable revenue and profit center. This quarter, we received an enthusiastic response to our new corporate branding and integrated smart water management portfolio at the American Water Works Association international annual conference and exhibition.

Lastly, we completed the sale of idle property adjacent to our facility for $9.2 million in gross proceeds.”

Smart Water Segment

Third quarter revenue from the Company’s Smart Water segment totaled $10.5 million for the three months ended June 30, 2025. This compares to $9.9 million in revenue for the same period a year ago representing an increase of 6.1%. Revenue for the nine-month period ended June 30, 2025, is $27.3 million, an increase of 32.7% over the equivalent prior year period. This marks a record high level of nine-months of revenue for our Smart Water Segment.

Energy Solutions Segment

Revenue from the Company’s Energy Solutions segment totaled $8.1 million for the three-month period ended June 30, 2025. This compares to $9.4 million in revenue for the same period a year ago representing a decrease of 13.6%. Revenue for the nine-month period ended June 30, 2025, is $35.0 million, a decrease of 42.0% over the equivalent prior year period. The decrease in revenue for the three-month period and nine-month period was due to lower utilization and sales for our marine ocean bottom node rental fleet. The Company is encouraged by the first sale of the newly released ultralight land node known as Pioneer. This indicates the need for increased operational efficiency among geophysical survey companies, who benefit from the lighter weight for faster deployments with smaller crews.

Intelligent Industrial Segment

Revenue from the Company’s Intelligent Industrial segment totaled $6.1 million for the three-month period ended June 30, 2025. This compares with $6.5 million from the equivalent year ago period, representing a decrease of 5.4%. Revenue for the nine-month period ending June 30, 2025, was $17.6 million. This compares to the prior year-ago period of $19.1 million, a decrease of 7.6%. The decrease in revenue for both periods was primarily due to revenue recognized for the three and nine months ended June 30, 2024 on a government contract completed in the fourth quarter of fiscal year 2024 and lower demand for our imaging products. The decrease for both periods was partially offset by an increase in demand for our contract manufacturing services.

Balance Sheet and Liquidity

For the nine-month period ended June 30, 2025, the Company used $18.1 million in cash and cash equivalents from operating activities. The Company generated $35.4 million of cash from investing activities that included $28.4 million in proceeds from the sale of short-term investments and $8.7 million in proceeds from the sale of property, plant and equipment, and $5.1 million of proceeds from the sale of rental equipment, offset by $5.8 million for additions to property, plant and equipment as well as, $1.1 million in additions to the rental fleet.

As of June 30, 2025, the Company had $25.6 million in cash and short-term investments and maintained an additional borrowing availability of $15.0 million under its bank credit agreement with no borrowings outstanding. For the nine-month period ended June 30, 2025, the Company’s working capital is $74.5 million which includes $32.3 million of trade accounts and financing receivables. Additionally, the Company owns unencumbered property and real estate in both domestic and international locations.

Conference Call Information

Geospace Technologies will host a conference call to review its first quarter fiscal year 2025 financial results on August 8, 2025, at 10:00 a.m. Eastern Time (9 a.m. Central). Participants can access the call at (800)274-8461 (US) or (203)518-9814 (International). Please reference the conference ID: GEOSQ325 prior to the start of the conference call. A replay will be available for approximately 60 days and may be accessed through the Investor Relations tab of our website at www.geospace.com.

About Geospace Technologies

Geospace Technologies is a global technology and instrumentation manufacturer specializing in advanced sensing, IOT and highly ruggedized products, which serve smart water, energy exploration, industrial, government and commercial customers worldwide. The Company’s products blend engineering expertise with advanced analytic software to optimize energy exploration, enhance national and homeland security, empower water utility and property managers, and streamline electronic printing solutions. With more than four decades of excellence, the Company’s more than 450 employees across the world are dedicated to engineering and technical quality. Geospace is traded on the U.S. NASDAQ stock exchange under the ticker symbol GEOS. For more information, visit www.geospace.com.

MEDIA CONTACT: Caroline Kempf, ckempf@geospace.com, 713.986.8710

Forward Looking Statements

This news release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “could”, “intend”, “expect”, “plan”, “budget”, “forecast”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue”, “evaluating” or similar words. Statements that contain these words should be read carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other forward-looking information. Examples of forward-looking statements include, among others, statements that we make regarding our expected operating results, the timing, adoption, results and success of our rollout of our Aquana smart water valves and cloud-based control platform, future demand for our Quantum security solutions, the adoption and sale of our products in various geographic regions, potential tenders for permanent reservoir monitoring systems, future demand for ocean bottom node rental equipment, sales or rentals for our Mariner™ or Mariner Deep® nodes,  the adoption of Quantum's SADAR® product monitoring of subsurface reservoirs, the completion of new orders for channels of our Pioneer™ system, the fulfillment of customer payment obligations, the impact of the current armed conflict between Russia and Ukraine, our ability to manage changes and the continued health or availability of management personnel, volatility and direction of oil prices, anticipated levels of capital expenditures and the sources of funding therefor, and our strategy for growth, product development, market position, financial results and the provision of accounting reserves. These forward-looking statements reflect our current judgment about future events and trends based on the information currently available to us. However, there will likely be events in the future that we are not able to predict or control. The factors listed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K which is on file with the Securities and Exchange Commission, as well as other cautionary language in such Annual Report, any subsequent Quarterly Report on Form 10-Q, or in other period reports, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Such examples include, but are not limited to, the failure of the Quantum and OptoSeis® or Aquana technology transactions to yield positive operating results, decreases in commodity price levels,  the failure of our products to achieve market acceptance (despite substantial investment by us), our sensitivity to short term backlog, delayed or cancelled customer orders, product obsolescence resulting from poor industry conditions or new technologies, credit losses associated with customer accounts, inability to collect on financing receivables, lack of further orders for our ocean bottom nodes rental equipment, failure of our Quantum products to be adopted by the border and security perimeter market or a decrease in such market due to governmental changes, and infringement or failure to protect intellectual property. The occurrence of the events described in these risk factors and elsewhere in our most recent Annual Report on Form 10-K or in our other periodic reports could have a material adverse effect on our business, results of operations and financial position, and actual events and results of operations may vary materially from our current expectations. We assume no obligation to revise or update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of new information, future developments or otherwise, except as required by applicable securities laws and regulations.

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GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenue:
Products	$23,227	$20,223	$74,580	$83,434
Rental	1,616	5,635	5,509	16,726
Total revenue	24,843	25,858	80,089	100,160
Cost of revenue:
Products	15,150	14,179	43,166	53,016
Rental	2,154	3,153	7,487	10,501
Total cost of revenue	17,304	17,332	50,653	63,517

Gross profit	7,539	8,526	29,436	36,643

Operating expenses:
Selling, general and administrative	7,546	6,941	21,741	19,313
Research and development	4,238	4,011	14,367	11,476
Provision for (recovery of) credit losses	2	(33)	21	(84)
Total operating expenses	11,786	10,919	36,129	30,705

Gain on disposal of property	4,616	—	4,616	—

Income (loss) from operations	369	(2,393)	(2,077)	5,938

Other income (expense):
Interest expense	(44)	(44)	(131)	(144)
Interest income	537	472	1,975	954
Foreign currency transaction gains (losses), net	4	(70)	(265)	(253)
Other, net	(38)	(37)	(109)	(104)
Total other income, net	459	321	1,470	453

Income (loss) before income taxes	828	(2,072)	(607)	6,391
Income tax expense (benefit)	68	(2)	55	109
Net income (loss)	$760	$(2,070)	$(662)	$6,282

Income (loss) per common share:
Basic	$0.06	$(0.16)	$(0.05)	$0.47
Diluted	$0.06	$(0.16)	$(0.05)	$0.47

Weighted average common shares outstanding:
Basic	12,805,414	13,216,386	12,783,832	13,270,444
Diluted	12,805,414	13,216,386	12,783,832	13,431,714

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands except share amounts) (unaudited)

	June 30, 2025	September 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$23,559	$6,895
Short-term investments	1,997	30,227
Trade accounts and financing receivables, net	32,308	21,868
Inventories, net	29,232	26,222
Assets held for sale	—	1,841
Prepaid expenses and other current assets	3,031	2,313
Total current assets	90,127	89,366

Non-current inventories, net	18,860	18,031
Rental equipment, net	10,321	14,186
Property, plant and equipment, net	22,189	21,083
Non-current trade accounts and financing receivables	5,570	6,375
Operating right-of-use assets	334	464
Goodwill	736	736
Other intangible assets, net	1,537	1,649
Other non-current assets	158	304
Total assets	$149,832	$152,194

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable trade	$3,771	$8,003
Operating lease liabilities	119	173
Other current liabilities	11,383	9,021
Total current liabilities	15,273	17,197

Non-current operating lease liabilities	249	339
Deferred tax liabilities, net	19	34
Total liabilities	15,541	17,570

Commitments and contingencies

Stockholders’ equity:
Preferred stock, 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common Stock, $.01 par value, 20,000,000 shares authorized; 14,365,212 and 14,206,082 shares issued, respectively; and 12,806,952 and 12,709,381 shares outstanding, respectively	144	142
Additional paid-in capital	98,540	97,342
Retained earnings	54,620	55,282
Accumulated other comprehensive loss	(4,513)	(4,257)
Treasury stock, at cost, 1,558,260 and 1,496,701 shares, respectively	(14,500)	(13,885)
Total stockholders’ equity	134,291	134,624
Total liabilities and stockholders’ equity	$149,832	$152,194

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands) (unaudited)

	Nine Months Ended
	June 30, 2025	June 30, 2024
Cash flows from operating activities:
Net income (loss)	$(662)	$6,282
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Deferred income tax expense (benefit)	(16)	10
Rental equipment depreciation	4,830	8,534
Property, plant and equipment depreciation	2,716	2,595
Amortization of intangible assets	112	300
Accretion of discounts on short-term investments	(169)	(415)
Stock-based compensation expense	1,200	1,029
Provision for (recovery of) credit losses	21	(84)
Inventory obsolescence expense	1,100	144
Gross profit from sale of rental equipment	(16,297)	(20,751)
(Gain) loss on disposal of property, plant and equipment	(4,708)	11
Realized gain on investments	(9)	—
Effects of changes in operating assets and liabilities:
Trade accounts and financing receivables	2,229	5,162
Inventories	(5,617)	(5,787)
Other assets	(591)	(176)
Accounts payable trade	(4,232)	(1,408)
Other liabilities	1,968	(2,973)
Net cash used in operating activities	(18,125)	(7,527)

Cash flows from investing activities:
Purchase of property, plant and equipment	(5,841)	(3,577)
Proceeds from the sale of property, plant and equipment	8,663	2
Investment in rental equipment	(1,083)	(8,181)
Proceeds from the sale of rental equipment	5,122	30,948
Purchases of short-term investments	—	(24,033)
Proceeds from the sale of short-term investments	28,408	8,750
Payments received on note receivable related to sale of subsidiary	137	—
Net cash provided by investing activities	35,406	3,909

Cash flows from financing activities:
Purchase of treasury stock	(615)	(2,999)
Net cash used in financing activities	(615)	(2,999)

Effect of exchange rate changes on cash	(2)	141
Increase (decrease) in cash and cash equivalents	16,664	(6,476)
Cash and cash equivalents, beginning of period	6,895	18,803
Cash and cash equivalents, end of period	$23,559	$12,327

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$122	$185
Accounts and financing receivables related to sale of rental equipment	11,975	—
Inventory transferred to rental equipment	2,498	5,765

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

SUMMARY OF SEGMENT REVENUE AND OPERATING INCOME (LOSS)

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenue:
Smart Water	$10,518	$9,913	$27,278	$20,558
Energy Solutions	8,107	9,382	34,977	60,328
Intelligent Industrial	6,136	6,489	17,596	19,051
Corporate	82	74	238	223
Total	$24,843	$25,858	$80,089	$100,160

Income (loss) from operations:
Smart Water	$2,233	$2,611	$4,023	$5,372
Energy Solutions	(1,234)	(117)	5,380	13,003
Intelligent Industrial	(1,041)	(1,282)	(3,268)	(2,181)
Corporate	411	(3,605)	(8,212)	(10,256)
Total	$369	$(2,393)	$(2,077)	$5,938